UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2008
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	0-50142	20-4956638

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 745-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
Item 8.01 — Other Events
Item 9.01 - Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Section 1 — Registrant’s Business Operations
Item 1.01 — Entry into a Material Definitive Agreement
On May 30, 2008, Solar Power, Inc. (the “Company”) signed a commitment letter for a new $3 Million asset-based line of credit with Bridge Bank N.A. The line of credit will provide general working capital and will be secured by the Company’s assets. The credit line is subject to execution of final agreements, which the Company expects to complete by the end of June 2008.
Section 8 — Other Events
Item 8.01 — Other Events
On June 2, 2008, Solar Power, Inc. (the “Company”) announced that it has agreed to provide a large Korean distributor / installer with 5 megawatts of the Company’s SP200 solar modules. The modules will be delivered beginning in June 2008 and concluding in August 2008. The Company has received a letter of credit underlying the terms of the transaction. Please refer to the press release in Exhibit 99.1 of this Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits

Exhibit No.	Exhibit Description

99.1	Press release dated May 30, 2008, titled “Solar Power, Inc. Signs Commitment Letter for $3 Million Asset-Based Line of Credit with Bridge Bank N.A.”

99.2	Press release dated June 2, 2008, titled “Solar Power, Inc. Closed Hardware Sale for More Than $20 Million with South Korean Based Solar Distributor / Installer”
(Signature Page Immediately Follows)

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC a California Corporation
Dated: June 3, 2008	/s/ Alan M. Lefko
Alan M. Lefko,
Vice President Finance

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 30, 2008, titled “Solar Power, Inc. Signs Commitment Letter for $3 Million Asset-Based Line of Credit with Bridge Bank N.A.”

99.2	Press release dated June 2, 2008, titled “Solar Power, Inc. Closed Hardware Sale for More Than $20 Million with South Korean Based Solar Distributor / Installer”